Exhibit 10.23

January 22, 2025

Natalie Cariola

[Address redacted]

Subject: Amended and Restated Employment Agreement

Dear Ms. Cariola

The following, when signed by you, shall constitute our amended and restated agreement with respect to your employment with SmartRent Technologies, Inc. (“Company”).

1. Employment. Subject to the terms set forth herein, Company is offering you employment as Chief Revenue Officer, and, by signing below, you hereby accept such employment, subject to the terms and conditions of this Agreement, and contingent upon your agreement to and execution of Company’s Employee Confidential Information and Inventions Agreement, which is attached to this Agreement as Exhibit A.

2. Duties. During your employment: (a) you shall report to the Chief Executive Officer or his designee, and you shall use your best efforts to perform all duties required of you in furtherance of your position or assigned to you by Company in furtherance of Company’s (and its Affiliates’) business, which are commensurate with your position; (b) you shall diligently and faithfully devote your entire working time, energy and skill to the promotion of Company’s (and its Affiliates’) business interests and to the performance of your duties under this Agreement; (c) you shall conduct yourself at all times so as to advance the best interests of Company and shall not undertake or engage in any other business affiliations which conflict with your duties or the interests of Company (or its Affiliates) or interfere with the performance of your services hereunder; and (d) you shall be governed by and be subject to all applicable Company and Affiliate rules and regulations applicable to employees generally, and to employees at your organizational level. In this Agreement, “Affiliates” shall mean SmartRent, Inc. and its direct and indirect subsidiaries. You will have such responsibilities are customarily performed by a Chief Revenue Officer of companies similarly situated to Company, as may be modified by Company. You understand and agree that your duties as Chief Revenue Officer are of a special, unique and extraordinary character, which gives them special and peculiar value to Company. During your employment, upon request, you shall serve as an officer of and perform services for one or more Affiliates of Company, and it is understood that such service shall be without further compensation than is provided for in this Agreement. However, Company agrees that in the event the duties required for any Affiliate shall result in a material increase in the scope of work contemplated by this Agreement, Company shall review your base salary and bonus. Your principal place of employment will be at Company’s headquarters, in Scottsdale, Arizona. You will be required to travel as reasonably necessary for the performance of your duties.

3.
Term of Employment.

A.
At-Will Employment. The nature of the employment relationship between you and the Company is AT-WILL and may be terminated at any time by either you or the Company upon notice to the other, for any or no reason, with or without cause. Further, the Company can demote, transfer, suspend or otherwise discipline you in its sole discretion. Nothing contained in this Agreement, or in any written or unwritten policies of the Company, including the Company’s employee handbook, shall be construed to create any other term of employment or a requirement of cause for termination, demotion, or transfer.

B.
Term. The entire period of your employment shall be referred to herein as the “Term.”
4.
Compensation.
A.
Compensation. You shall receive annual base compensation of $330,000.00, less applicable withholdings and taxes (the “Base Salary”), payable in accordance with Company’s regular payroll practices (currently, semi-monthly installments). Any increase to your annual Base Salary shall be made, in Company’s sole discretion, based on an annual performance review and other financial considerations.
B.
Bonus. For each year of your initial Term, you will be eligible to earn an annual target bonus equal to 60% of Base Salary (the “Target Bonus”). The actual bonus amount that you earn shall be based on your performance and on the financial results of Company and shall be determined by Company in its sole discretion. You will be required to remain employed with Company in good standing through the end of the bonus earning period before any bonus is earned. Your annual bonus, to the extent earned, shall be paid concurrently with the payment of earned bonuses to other senior executives of Company generally, but in no event later than March 15th of the year following the fiscal year for which your annual bonus is earned. The annual Target Bonus for subsequent years, if any, will be determined by Company before the end of the first quarter of such year.
C.
Benefits. While you are employed hereunder, you shall be entitled to all standard Company benefits generally accorded to full time senior level employees of Company from time to time, including, but not limited to, group medical health and accident, group insurance and similar benefits, subject to the terms and conditions of the applicable policy, plan or program. Company reserves the right to prospectively amend or terminate any such policy, plan or program, at any time, at its discretion. You are also eligible to participate in Company’s 401K plan to the extent such plan is in existence and you meet the requirements for eligibility.
5.
Exclusivity. During your employment, Company is entitled to your undivided loyalty, and you may not transfer your loyalty to a competitor. This duty of loyalty is breached if you act against the best interests of Company. Accordingly, while employed by Company, you shall not compete with Company, or engage in or participate in any business that is in competition in any manner whatsoever with Company, in any capacity. Your employment with Company shall be full-time and exclusive, and unless approved by Company in its sole discretion, you will not render any services for other individuals or entities, or for your own account that are inconsistent with your duties under this Agreement. To the extent such activities do not interfere or conflict with the business of Company and its Affiliates, or the performance of your duties hereunder, you shall not be precluded from, on occasion, rendering services to charitable organizations.
6.
Exclusive Property. You agree that all Company-related customers and other business procured by you in the course and scope of your employment with Company, and all Company-related business opportunities and plans made known to you, while employed by Company, are and shall remain the permanent and exclusive property of Company.
7.
Travel and Entertainment Expenses. Company shall pay or reimburse you for reasonable business expenses actually incurred or paid by you in the performance of your authorized services hereunder, in accordance with Company’s Business Expense Reimbursement policy, and upon presentation of satisfactory documentation (e.g., expense statements or vouchers or such other supporting information) as Company may customarily require.

8.
Confidentiality.

A.
Other than in good faith in connection with and furtherance of your authorized duties hereunder, you shall not at any time disclose or use any information relative to the activities of Company or its Affiliates, or cause or allow others to use or disclose such information, which is of a secret or confidential nature, including without limitation, business plans, financial information, contracts, contract proposals and negotiations, plan developments, customers and suppliers, administrative procedures, and dealings with any contractual person or party or other third party (collectively, “Proprietary Information”). You will at all times maintain the confidentiality of the Proprietary Information. However, nothing in this Agreement is intended to prohibit you from making statements that are truthful in any legal proceeding, or as otherwise required by law, or from discussing Proprietary Information, confidentially, with your legal advisor or accountant, for the limited purpose of obtaining legal or financial advice. Additionally, nothing in this Agreement (including its definition of Proprietary Information) or in any other agreement with the Company (or its Affiliates) is intended to prevent you from doing any of the following in relation to a violation or an alleged violation of Arizona Revised Statutes Title 13, Chapter 14 or 35: (1) responding to a peace officer’s or a prosecutor’s inquiry, or (2) making a statement not initiated by me in a criminal proceeding.
B.
You understand that the obligation of confidentiality, as summarized above and further detailed in the Employee Confidential Information and Inventions Agreement entered concurrently with this Agreement, is an essential and material term of this Agreement, and without your promise of confidentiality, this Agreement would not be entered. You understand that as a condition of this offer and of your continued employment with Company, you must enter into and at all times abide by the Employee Confidential Information and Inventions Agreement provided with this Agreement.
9.
Termination.
A.
Death. If your employment shall terminate due to your death, you (or your estate) shall be paid, in lieu of all other payments hereunder, the following: (1) accrued and unpaid Base Salary through the date of termination; (2) earned and unpaid bonus, if any; (3) all other payments and benefits you may be entitled to receive under the terms of any applicable employee benefit plan or program of Company in which you participate, if any, and any earned, unused vacation pay that has accrued to that date and is payable under Company’s standard policies or under and in accordance with the terms of such employee benefit plan; and (4) reimbursement for all actual and previously unreimbursed out-of-pocket business expenses properly incurred to the date of termination in accordance with Company’s standard business expense reimbursement policies (collectively, the “Accrued Amounts”). The Accrued Amounts shall be paid to your surviving spouse, if any, or otherwise to your estate, in a single lump sum payment within thirty (30) days of your death, or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, in accordance with applicable law.
B.
Disability. If you are prevented from performing your duties as called for by this Agreement because of physical or mental incapacity or other disability (a “Disability”) after you have been provided all legally required leaves of absence and reasonable accommodations, then Company shall have the right to terminate your employment and shall give written notice to you regarding same. It is contemplated that such termination would generally occur if you are unable to work for more than a continuous period of twelve (12) weeks, or for shorter periods aggregating more than ninety (90) days in any consecutive twelve (12) month period. If your employment shall terminate due to your Disability, you shall be paid, in lieu of all other payments hereunder, the Accrued Amounts. Except as otherwise provided in Paragraph 9(A), the Accrued Amounts shall be paid to you in a single lump sum payment on the date of termination or, if otherwise provided in an applicable employee benefit plan, .in accordance with the time and form of payment provisions of such plan, as permitted by law.
C.
Qualifying Termination.
i.
Qualifying Termination within a Change in Control Period. In the event of a Qualifying Termination within the period beginning three (3) months prior to and ending twelve (12) months following a Change in Control (the “Change in Control Period”), you shall receive the Accrued Amounts on the date of termination or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, as permitted by law, and, in addition, subject to the Severance Conditions below, Company shall provide to you: (1) a severance payment equal to twelve (12) months of your Base Salary as of the termination date and 100% of your Target Bonus (the "CIC Severance Payment"), divided and paid in equal installments over a period of twelve (12) months in accordance with Company's regular payroll practices starting on the first regular payday occurring after the effective date of the Release (as defined below), but in any event no later than ninety (90) days following the termination date, except that if such ninety (90) day period spans two (2) calendar years, then payment of any portion of the CIC Severance Payment which constitutes deferred compensation subject to Code Section 409A (as defined below) shall in any event begin in the second such calendar year; (2) an amount sufficient to reimburse you for the premiums required to continue employee's group health care coverage for a period of twelve (12) months under the application provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), provided that you elect to continue and remain eligible for these benefits under COBRA, and do not obtain health coverage through another employer during this period, and provided further that you are in full compliance with your obligations under the Release; and (3) your annual bonus (if any) for the year prior to the year of termination to the extent earned based on actual achievement of the applicable performance goals but not paid as of the date of termination (without the exercise of discretion as to your individual performance but with the exercise of discretion as to Company and/or business unit performance if applied to substantially all other senior executives), to be paid at the same time as bonuses are paid for that period to other eligible Company executives (the “Prior Year Bonus”) and a prorated annual bonus for the year of termination based on the portion of the year completed prior to termination and actual Company performance for the year of termination (without the exercise of discretion as to your performance), to be paid at the same time as bonuses are paid for that period to other eligible Company executives (the “Prorated Bonus”); and (4) immediate vesting of equity grants made to you pursuant to the SmartRent.com, Inc. 2018 Stock Plan and SmartRent, Inc. 2021 Equity Incentive Plan or any successor plan (collectively, the "Plans") (collectively, the "CIC Severance Benefits").
ii.
Qualifying Termination outside of a Change in Control Period. In the event of a Qualifying Termination outside of a Change in Control Period, you shall receive the Accrued Amounts on the date of termination or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, as permitted by law, and, in addition, subject to the Severance Conditions below, Company shall provide to you: (1) a severance payment equal to twelve (12) months of your Base Salary as of the termination date (the “Severance Payment"), divided and paid in equal installments over a period of twelve (12) months in accordance with Company's regular payroll practices starting on the first regular payday occurring after the effective date of the Release (as defined below), but in any event no later than ninety (90) days following the termination date, except that if such ninety (90) day period spans two (2) calendar years, then payment of any portion of the Severance Payment which constitutes deferred compensation subject to Code Section 409A (as defined below) shall in any event begin in the second such calendar year; (2) an amount sufficient to reimburse you for the premiums required to continue employee's group health care coverage for a period of twelve (12) months under the application provisions of the COBRA, provided that you elect to continue and remain eligible for these benefits under COBRA, and do not obtain health coverage through another employer during this period, and provided further that you are in full compliance with your obligations under the Release; and (3) your Prior Year Bonus and Prorated Bonus (collectively, the “Severance Benefits”).

Company's obligation to provide you with either the Severance Benefits or CIC Severance Benefits, shall be conditioned on your satisfaction of the following (the "Severance Conditions"): (1) you must first sign, and allow to become effective, Company's Confidential Separation Agreement, which shall include a full general release in a form acceptable to Company, releasing all claims, known or unknown, that you may have against Company arising out of or any way related to your employment or termination of employment with Company (the "Release"), and the Release must become effective in accordance with its terms on or before the sixtieth (60th) day following the date of termination; and (2) on or before the effective date of the Release you must have (i) reconfirmed your agreement to abide by all of the surviving provisions of the Employee Confidential Information and Inventions Agreement; (ii) agreed to cooperate in the transition of your employment; and (iii) agreed not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage, or in any way criticize the personal and/or business reputations, practices, or conduct of the Company or any of the Affiliates. All other Company obligations to you will be automatically terminated and completely extinguished.

D.
Termination for Cause. Company shall have the right at any time, upon written notice to you, to terminate your employment immediately for Cause. If Company terminates your employment for Cause, you shall have no right to receive any further compensation other than the Accrued Amounts. In the event that Company terminates your employment for Cause, Company shall pay you your Accrued Amounts on the date of termination or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, as permitted by law.
E.
Your Resignation. If you resign your employment without Good Reason, Company shall pay you your Accrued Amounts on the date of termination or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, as permitted by law. All other Company obligations to you will be automatically terminated and completely extinguished.

As used herein, “Cause” shall have the meaning ascribed to that term in the SmartRent, Inc. 2021 Equity Incentive Plan.

As used herein, “Change in Control” shall have the meaning ascribed to that term in the SmartRent, Inc. 2021 Equity Incentive Plan.

As used herein, "Good Reason" shall mean, without your written consent, (a) the material diminution or variation of any of your material duties or responsibilities or the engagement by Company of unlawful employment practices with respect to you, in each case, without the same being corrected within thirty (30) days after being given written notice thereof by the you, (b) a material reduction in the your Base Salary, or (c) a breach by the Company of this Agreement without the same being corrected within thirty (30) days after being given written notice thereof by you.

As used herein, “Qualifying Termination” means the termination of your employment by the Company without Cause or by you with Good Reason. For the avoidance of doubt, termination due to your death or Disability will not constitute a Qualifying Termination.

F.
No Further Obligations. The amounts and benefits provided for in this Section 9 shall be in lieu of any termination or severance payments or benefits for which you may be eligible or entitled, now or in the future, under any of the plans, policies, or programs of Company or any of its subsidiaries or Affiliates. In addition, the amounts and benefits provided for in this Section 9 shall be inclusive of all statutory severance payable or otherwise provided to you in relation to your employment by Company and the termination of your employment under this Agreement and compensation for all required notice periods. Except as otherwise expressly set forth in this Section 9, from and after the date of such termination, you shall (i) have no right to receive any further compensation (including Base Salary or Bonus) hereunder, and, (ii) except to the extent required by law, cease to be covered under or be permitted to actively participate in any benefits plans or programs.
G.
Resignation from Officer and Director Positions. If your employment with Company terminates for any reason, you shall be deemed to have resigned at that time from any and all positions that you may have held with Company or any of its Affiliates, as designated by Company, or any other positions that you held on behalf of Company. If, for any reason, this Section 9G is deemed insufficient to effectuate such resignation, following a reasonable opportunity to review, you hereby authorize Company to execute any documents or instruments consistent herewith which Company may deem necessary or desirable to effectuate such resignation or resignations, and to act as your attorney-in fact. Company will provide you with a copy of such documents.
10.
Restrictive Covenants.
A.
Non-Competition with the Company. You covenant and agree that during your employment and for a period of six (6) months following your separation from the Company for any reason, you shall not, directly or indirectly, enter into or engage in the ownership, management, operation or control of, or act as a consultant, advisor, employee or contractor for, any person, company or entity engaged in Competition. This restriction is limited to (i) a radius of fifty (50) miles from any Company office or other location where you worked or out of which you provided services during the two (2) years prior to your separation from employment with the Company, and (ii) any territory in which the Company engaged in its business during that time period. You are only restricted from working or performing services on your own behalf or for another entity where you have or will perform the same or similar type of work or service or offer the same or similar products or services that you performed or offered for the Company (or its Affiliates) during your employment or the last year of your employment with the Company (or its Affiliates), whichever is shorter. The term in “Competition” with the Company means any company, person or entity engaged in the Covered Business. For purposes of this Agreement, the term “Covered Business” shall mean the development of smart home automation hardware or software for property owners, homeowners, managers or homebuilders.
B.
Non-Solicitation of Customers. During your employment with the Company and for a period of six (6) months following your separation from the Company for whatever reason, you shall not, without the Company’s consent, directly or indirectly, contact, solicit, accept solicited business from, or provide services to the Customers where those services compete with the services that the Company (or its Affiliates for which you performed services) provided or offered during the two (2) years prior to your separation of employment with the Company. The term “Customer” shall mean any person, company, or entity with whom you had Material Contact and to whom, during the last year of your employment, the Company (or its Affiliates) either (i) sold or provided any products or services to or (ii) was actively soliciting for the purchase of products or services. You will be deemed to have had “Material Contact’ with a Customer if during your employment or the last year of your employment with the Company (or its Affiliates), whichever is shorter, you (i) directly interacted with such Customer; (ii) supervised an employee who interacted with such Customer; or (iii) obtained or received non-public information related specifically to the Company’s (or its Affiliates’) business or prospective business with such Customer. This restriction is not intended to prohibit you from offering similar services or products to persons, companies, or entities that are not Customers.
C.
Non-Solicitation of Employees. During your employment with the Company and for six (6) months following your separation from the Company for whatever reason, you shall not on your own behalf or on behalf of any other person or entity, directly or indirectly, solicit for employment or hire or assist in the solicitation or hiring of any employee who worked for or is affiliated with the Company (or its Affiliates for which you performed services) and during your employment or the last year of your employment with the Company, whichever is shorter, either (i) reported, directly or indirectly, to you, (ii) worked with you on any Company- or Affiliate-related project, product, or service, or (iii) worked for or with the same Customer(s) as you. This restriction includes but is not limited to: (a) providing to any such prospective employer with the identities of any of the Company’s employees; or (b) assisting any of the Company’s (or its Affiliates’) employees in obtaining employment with your new employer through dissemination of resumes or otherwise.
D.
Review; Injunctive Relief; and Amendment.
i.
The Company shall at all times maintain the right to seek enforcement of these provisions whether or not the Company has previously refrained from seeking enforcement of any provision herein or against any other individual who has signed an agreement with similar provisions.
ii.
You acknowledge and agree that the covenants contained herein are intended to ensure that the Company, its Affiliates, and their respective businesses are not adversely affected by your acting in a manner contrary to this Agreement and thereby damaging the results, prospects, and goodwill associated with the business (both present and future) of the Company and/or any of its Affiliates; that a breach of any section of this Agreement will cause serious harm to the Company and/or any of its Affiliates; and that all of the covenants and restrictions contained herein are reasonable and valid and all defenses to the enforcement thereof are hereby expressly waived.
iii.
You acknowledge that because of the difficulty of measuring economic losses to the Company as a result of a breach or threatened breach of any of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to the Company and for which monetary damages would not be a sufficient remedy and would not be fully or adequately compensated by recovery of damages alone, it is hereby agreed that in addition to all other remedies and damages that may be available to the Company hereunder and at law or inequity, the Company and shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any such breach.
iv.
You understand the nature of the burdens imposed by the covenants in this Agreement. You acknowledge that you are entering into the Agreement on your own volition, and that you have been given the opportunity to have this Agreement reviewed by your legal counsel. You represent that upon careful review, you know of no reason why any covenant contained in this Agreement is not reasonable and enforceable and is necessary and reasonable to protect the interests of the Company and/or any of its Affiliates. You further acknowledge and agree that the restrictions and limitations imposed by this Agreement will not prevent you from earning a meaningful livelihood.
v.
The restrictive covenants set forth in this Section 10 are of the essence of this Agreement and they shall be construed as agreements independent of (i) any other agreements or (ii) any other provision in this Agreement. The existence of any claim or cause of action of you against the Company, whether predicated on this Agreement or otherwise, regardless of who was at fault and regardless of any claims that either you or the Company may have against the other, will not constitute a defense to the enforcement by the Company against you of the restrictive covenants. The Company shall not be barred from enforcing the restrictive covenants set forth in this Section 10 by reason of any breach of (i) any other part of this agreement or (ii) any other agreement with you.
vi.
If any of the restrictive covenants set forth in this Section 10 are held by a court of competent jurisdiction to be invalid or unenforceable as currently drafted, the Company and you request and authorize that court to modify any such provision by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.
vii.
You and the Company agree and request that, if a court of competent jurisdiction rules that you breached a restrictive covenant contained in this Agreement, the court include in its order that the portion of the restricted time period during which you were in breach of the restrictive covenant be added to the remaining restricted period (if any) and that the extended restricted time period resume as of the date of the court’s order.
11.
Notices.

All notices and other communications required by this Agreement must be in writing, given by hand delivery, nationally recognized overnight courier, facsimile (with electronic confirmation of receipt and a copy sent by nationally recognized overnight courier) or registered or certified mail, postage prepaid, return receipt requested. Notices shall be sent to the following addresses (or such other address as a party may specify by like notice):

If to you, at the address set forth above, with a copy to your attorney: [INSERT ADDRESS OF ATTORNEY]

If to Company:

SmartRent Technologies, Inc.

Attn: Legal

6881 E. Mayo Blvd, 4th Floor

Scottsdale, Arizona 85054

Copy to: [redacted]

Notice shall be deemed given and delivered: (i) if delivered by hand or by facsimile, on the date delivered; (ii) if delivered by nationally-recognized overnight courier, one business day after entrusted to such courier service; or (iii) if delivered by registered or certified U.S. mail, five business days after entrusted to the U.S. postal service. As used herein, the term “business day” shall mean any day that is not a Saturday, Sunday, or a legal holiday in the State of Arizona.

12.
Representations.

You hereby represent and warrant that you are free to enter into and perform your duties under this Agreement, without any contractual restrictions with respect to any prior employers, entities, or otherwise, and that you will not use any confidential information of any prior employers or entities in performing your responsibilities hereunder.

Company hereby represents and warrants that it has full power and authority to enter into this

Agreement and all corporate acts and other proceedings required to be taken by Company to authorize the execution, delivery, and performance of this Agreement have been duly taken.

13.
Section 409A.
A.
The intent of the parties is that payments and benefits under this Agreement shall comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (collectively, “Code Section 409A”), and, accordingly, all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. If you notify Company (with specificity as to the reason therefore) that you believe that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause you to incur any additional tax or interest under Code Section 409A and Company after good faith review concurs with such belief or Company (without any obligation whatsoever to do so) independently makes such determination, Company shall, after consulting with you, reform such provision to try to comply with Code Section 409A through good faith modifications to the minimum extent reasonably appropriate to comply with the requirements of Code Section 409A to the extent applicable. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to you and Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall Company be liable for any additional tax, interest or penalties that may be imposed on you by Code Section 409A or any damages for failing to comply with Code Section 409A.
B.
Subject to the terms of this Agreement, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits constituting deferred compensation subject to Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Code Section 409A) and, for purposes of any such provision of this Agreement, references to a “termination” or “termination of employment’ or like references shall mean separation from service. If you are deemed on the date of termination of your employment to be a “specified employee,” within the meaning of that term under Section 409A(a)(2)(B) of the Internal Revenue Code and using the identification methodology selected by Company from time to time, or if none, the default methodology, then with regard to any payment or benefit that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Internal Revenue Code, such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of your separation from service or (ii) the date of your death. On the first day of the seventh (7th) month following the date of the your separation from service or, if earlier, on the date of your death, all payments delayed pursuant to this Section 13 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
C.
With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that this clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (iii) such payments shall be made on or before the last day of the calendar year following the calendar year in which the expense occurred.
D.
If under this Agreement, an amount is to be paid in two (2) or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.
E.
Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of Company.
14.
Additional Provisions.

A.
This Agreement, the Plan, and the Employee Confidential Information and Inventions Agreement and Employee Arbitration Agreement entered concurrently with this Agreement, constitutes the entire Agreement between you and Company (and its Affiliates) with respect to your employment by Company (and its Affiliates) and cannot be changed or terminated orally. No modification or waiver of any of the provisions of the Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. The parties’ obligations under this Agreement which are intended to be fulfilled post-employment shall survive the termination of your employment, including the applicable provisions of Sections 8 through 13, and shall remain in full force and effect for as long as required notwithstanding the termination of your employment for any reason.
B.
In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
C.
No failure on the part of either party to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power, or remedy.
D.
This Agreement shall inure to the benefit of and be binding upon your heirs and personal representatives of your estate and the successors and permitted assigns of Company, regardless of any change in its business structure, whether through spinoff, merger, sale of stock or assets, or any other transaction or assignment. Notwithstanding the foregoing, this Agreement is a personal services contract and, as such, you may not assign any of your duties or obligations hereunder. Company may not assign this Agreement nor any rights or obligations hereunder other than to an Affiliate or to an entity which, by way of merger, consolidation or sale of substantially all of the assets of Company becomes a successor to Company, so long as such successor assumes in writing Company’s obligations hereunder (and Company agrees to deliver a copy to you of such assumption promptly following your request for such). For the purposes of this Agreement, the term “Company” shall include Company and, subject to the foregoing sentence, any of its successors and assigns.
E.
You have been advised to seek the advice of independent counsel concerning the execution of this Agreement. Your signature below indicates you have received such counsel as you deem appropriate or have waived your right to do so.
F.
The headings of the several Paragraphs of this Agreements have been inserted for convenience of reference only and shall in no way restrict or modify any the terms of provisions hereof. This Agreement has been drafted by legal counsel representing Company, but you have participated in the negotiation of its terms. Furthermore, you acknowledge that you have had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
G.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to conflicts of laws. Each party consents to the jurisdiction and venue of the state or federal courts in Phoenix, Arizona, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement. Any and all disputes, other than requests for injunctive relief by either patty, will be resolved through binding arbitration consistent with the Employee Arbitration Agreement attached hereto as Exhibit B.
H.
This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
I.
Nothing in this Agreement or any other agreement with the Company (or its Affiliates) limits or prohibits you from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law. You agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information or other Company (or Affiliate) confidential information or trade secrets to any parties other than the Government Agencies. You further understand that you are not permitted to disclose the Company’s (or its Affiliates’) attorney-client privileged communications or privileged attorney work product. Finally, nothing in this Agreement (including its definition of Proprietary Information) or in any other agreement with the Company (or its Affiliates) (i) limits employees’ rights to discuss or disclose wages, benefits, or terms and conditions of employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act, or (ii) otherwise impairs employees from assisting other Company employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act..

* * * * * * * * *

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

If the foregoing terms of this Agreement reflect our understanding and agreement, kindly sign this Agreement in the appropriate space below and return it to the undersigned, whereupon it will constitute an agreement between us.

Sincerely, SmartRent, Inc. By: /s/ Daryl Stemm Daryl Stemm: Interim Principal Executive Officer:

Enclosures:
Exhibit A - Employee Confidentiality and Proprietary Rights Agreement.

Exhibit B – Employee Arbitration Agreement

* * * * * * *

I have read the foregoing Agreement, including the Employee Confidentiality and Proprietary Rights Agreement, in its entirety, have consulted my own legal counsel as I deem necessary, and by signing below, I accept the terms and conditions of employment described in this Agreement.

AGREED AND ACCEPTED: Dated: 2/12/2025 By: /s/ Natalie Cariola

EXHIBIT A

EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

This Agreement formalizes in writing certain understandings and procedures which have been in effect since the time I was initially employed by SmartRent, Inc. (“Company”).

Duties. In return for the compensation now and hereafter paid to me, I will perform such duties for Company as the Company may designate from time to time. During my employment with Company, I will devote my best efforts to the interests of Company, will not engage in other employment or in any activities that Company determines to be detrimental to its best interests and will otherwise abide by all of Company’s policies and procedures. For purposes of this Agreement, SmartRent’s business means the development of smart home automation hardware or software for property owners, homeowners, managers or homebuilders (the “Business”). Furthermore, I will not (a) reveal, disclose or otherwise make available to any person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, software or related technical documentation that the Company issues to me, and I will not input, load or otherwise attempt any unauthorized use of software in any Company computer, whether or not such computer is assigned to me.

Proprietary Information Definition. “Proprietary Information” includes (a) any Company information that is confidential or proprietary, technical or non-technical, including for example and without limitation, information related to Innovations (as defined in Section 4 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulae, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, financial information, business plans, customers and suppliers and any other nonpublic information that has commercial value or (b) any information Company has received from others that Company is obligated to treat as confidential or proprietary, which may be made known to me by Company, a third party or otherwise that I may learn during my employment with Company.

Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable. Company, Company’s assigns, Company’s customers and Company’s suppliers, as applicable, are the sole and exclusive owners of all patents, copyrights, mask works, trade secrets and other rights in and to the Proprietary Information. I will not disclose any Proprietary Information to anyone outside Company, and I will use and disclose Proprietary Information to those inside Company only as may be necessary in the ordinary course of performing my duties as an employee of Company. If I have any questions as to whether information constitutes Proprietary Information, or to whom, if anyone, inside Company, any Proprietary Information may be disclosed, I will consult with my manager at Company.

Innovations Definition. In this Agreement, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress.

Disclosure and License of Prior Innovations. I have listed on Exhibit A (“Prior Innovations”), attached hereto, all Innovations relating in any way to Company’s Business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the “Prior Innovations”). I represent that I have no rights in any such Company-related Innovations other than those Innovations listed on Exhibit A. If nothing is listed on Exhibit A, I represent that there are no Prior Innovations at the time of signing this Agreement. I hereby grant to Company and Company’s designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, conceive, develop or reduce to practice during my employment with Company (the “Company Innovations”). Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company’s prior written consent.

Future Innovations. I will disclose promptly in writing to Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be considered Company Innovations. Company will receive any such information in confidence.

Disclosure and Assignment of Company Innovations. I will promptly disclose and describe to Company all Company Innovations. I hereby do and will assign to Company or Company’s designee all my right, title, and interest in and to any and all Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest.

This Section 7 shall be construed to apply to all Company Innovations with which I am involved from this date forward, as well as all Company Innovations with which I have been involved since my employment with the Company began.

Exclusion from Assignment. I understand that my obligation to assign, license or waive a claim with respect to any Innovation must comply with the requirements of applicable law, Section 7 of this Agreement (Disclosure and Assignment of Company Innovations) does not apply to, and I do not assign my rights to any Innovation (whether a Company Innovation or otherwise) when I can prove that: (a) I developed the Innovation entirely on my own time; (b) I did not use Company equipment, supplies, facilities, or trade secret information in its development; (c) the Innovation does not relate (i) directly to the Business of Company, or (ii) to the actual or demonstrably anticipated research or development of Company; and (d) the Innovation does not result from any work performed by me for Company. This Section will be construed to apply to all Innovations with which I am involved from this date forward, as well as all Company Innovations with which I have been involved since my employment with Company began.

Cooperation in Perfecting Rights to Innovations. I agree to perform, during and after my employment, all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Innovations as provided under this Agreement, I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys‑in‑fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under such Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable.

Employment at Will. I acknowledge that my employment will be of indefinite duration and that either Company or I will be free to terminate my employment at any time with or without cause. I also acknowledge that any representations to the contrary are unauthorized and void, unless contained in a formal written employment contract signed by an officer of Company.

Return of Materials. At any time upon Company’s request, and when my employment with Company is over, I will return all materials (including, without limitation, documents, drawings, papers, electronic storage devices and tapes) containing or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, personal digital assistants or similar items or devices that the Company has provided to me. I will provide Company with a written certification of my compliance with my obligations under this Section.

No Violation of Rights of Third Parties. During my employment with Company, I will not (a) breach any agreement to keep in confidence any confidential or proprietary information, knowledge or data acquired by me prior to my employment with Company or (b) disclose to Company, or use or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or any other third party. I am not currently a party, and will not become a party, to any other agreement that is in conflict, or will prevent me from complying, with this Agreement.

Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret or Proprietary Information that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if I (X) file any document containing the trade secret under seal and (Y) do not disclose the trade secret, except pursuant to court order.

Survival. This Agreement (a) will survive my employment by Company; (b) does not in any way restrict my right to resign or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

No Disparagement. During my employment with Company and after the termination thereof, I will not disparage Company, its products, services, agents or employees.

Injunctive Relief. I agree that if I violate this Agreement, Company will suffer irreparable and continuing damage for which money damages are insufficient, and Company will be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate).

Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me will be sent to any address in Company’s records or such other address as I may provide in writing. Notices to Company will be sent to Company’s Human Resources Department or to such other address as Company may specify in writing.

Governing Law; Forum. This Agreement will be governed by the laws of the United States of America and by the laws of the State of Arizona, as such laws are applied to agreements entered into and to be performed entirely within Arizona. Company and I each irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in Maricopa County, Arizona, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Maricopa County, Arizona, such personal jurisdiction will be nonexclusive.

Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision will be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected.

Waiver; Modification. If Company waives any term, provision or breach by me of this Agreement, such waiver will not be effective unless it is in writing and signed by Company. No waiver will constitute a waiver of any other or subsequent breach by me. This Agreement may be modified only if both Company and I consent in writing.

Assignment. The rights and benefits of this Agreement shall extend to all successors and assigns of Company, whether by merger, reorganization, sale of assets, operation of law or otherwise.

Careful Review. I certify and acknowledge that I have carefully reviewed, together with any advisors as I deem necessary, all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Entire Agreement. This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

[Signature page follows.]

Exhibit 10.23

I certify and acknowledge that I have carefully read all the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

COMPANY:	EMPLOYEE:
SmartRent, Inc.	Natalie Cariola
By: /s/ Daryl Stemm	By: /s/ Natalie Cariola
Title: Chief Financial Officer	Title: Chief Revenue Officer
Dated: 2/12/2025	Dated: 2/12/2025

Exhibit 10.23

Exhibit A

PRIOR INNOVATIONS

Check one of the following (if nothing is checked, then no such Prior Innovations exist):

X NO PRIOR INNOVATIONS EXIST.

OR

YES, PRIOR INNOVATIONS EXIST AS DESCRIBED BELOW (include basic description of each Prior Innovation):

EXHIBIT B

EMPLOYEE ARBITRATION AGREEMENT

SmartRent, Inc. (the “Company”) and the undersigned (“Employee”) hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to the employment or the termination of employment of Employee, including but not limited to the interpretation, applicability, or enforceability of this Agreement, shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA Rules”), available at www.adr.org /rules or provided upon request by the Company. Claims subject to arbitration shall include without limitation contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Arizona Employment Protection Act, the Arizona Civil Rights Act, and all other applicable Arizona law. However, claims for unemployment compensation, workers’ compensation, claims under the National Labor Relations Act, and other claims excluded by law shall not be subject to arbitration (the “Excluded Claims”). The Parties agree that if any dispute involves both timely filed Excluded Claims and claims subject to this Agreement, the parties agree to bifurcate and stay for the duration of the arbitration proceedings any such Excluded Claims.

Except as provided otherwise by law and herein, Employee agrees that all claims must be brought in his or her individual capacity, and not as a plaintiff or participating class member in any purported class, collective, or consolidated proceeding, and Employee expressly waives any right Employee had or may have had to have any dispute brought, heard, or arbitrated as a class action and/or as a collective action. The arbitrator has no authority to adjudicate class, collective, or consolidated proceedings, other than to enforce this provision. Also except as provided otherwise by law and herein, Employee further understands and agrees that Employee may not bring any claims as a plaintiff or participating class member in any purported representative action or proceeding, and Employee expressly waives any right Employee had or may have had to have any dispute brought, heard, or arbitrated as a representative action. The arbitrator has no authority to adjudicate representative proceedings, other than to enforce this provision. This class action waiver shall be interpreted consistent with the Federal Arbitration Act and Arizona law to the extent it is not preempted by federal law.

A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitration proceedings will allow for reasonable discovery under the AAA Rules, and the arbitrator selected according to this agreement shall decide all discovery disputes. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to consider and decide pre-hearing motions, including dispositive motions.

Either the Company or Employee may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, neither party shall initiate or prosecute any lawsuit in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. All arbitration hearings under this Agreement shall be conducted in Maricopa County, Arizona.

Nothing in this Agreement precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. In addition, either party may, at its option, seek injunctive relief in a court of competent jurisdiction.

This Agreement shall be governed by the Federal Arbitration Act to the extent allowed by law. In ruling on procedural and substantive issues raised in the arbitration itself, the arbitrator shall in all cases apply the substantive law of the State of Arizona.

Company shall bear the costs of the arbitrator, forum and filing fees. Each party shall pay its own costs and attorney’s fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its attorneys' fees. In that case, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party as provided by law. The costs and fees of the arbitrator shall be paid by the Company.

This Agreement is not, and shall not be construed to create, a contract of employment, express or implied. This Agreement does not alter Employee’s at-will employment status. Either Employee or the Company may terminate Employee’s employment at any time, for any reason or no reason, with or without prior notice.

If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties’ obligations under this Agreement shall survive the termination of Employee’s employment with the Company and the expiration of this Agreement.

The Company and Employee understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both Employee and the Company President.

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

[Signature page follows.]

Employee: Signature: /s/ Natalie Cariola Print Name: Natalie Cariola Date: 2/12/2025
SmartRent, Inc. Signature: /s/ Daryl Stemm Print Name: Daryl Stemm Print Title: Chief Financial Officer Date: 2/12/2025